UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2007

RUBICON FINANCIAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-29315	13-3349556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19200 Von Karman, Suite 350 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 798-7220

Copies of Communications to:

Stoecklein Law Group

4695 MacArthur Court, 11th Floor

Newport Beach, CA 92660

(949) 798-5541

Fax (949) 258-5112

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2007, the Registrant entered into an employment agreement (“Employment Agreement”) with Thomas Jandt to serve as its Executive Vice President of Business Development. The Employment Agreement is for a three-year term commencing on March 1, 2007 and expiring on February 28, 2010, with the option to renew by mutual written agreement or unless otherwise terminated as described in the agreement. Mr. Jandt will receive the following compensation pursuant to the Employment Agreement.

•

Mr. Jandt agreed to waive any salary for the services performed under this agreement until such time that the Registrant has established or acquired a subsidiary in the brokerage industry and Mr. Jandt would then become a full-time employee of such subsidiary. However, the Registrant’s board of directors may pay Mr. Jandt a base salary at any point during the Term of the agreement.

•

As a signing bonus, the Registrant agreed to pay Mr. Jandt a one-time cash bonus of $100,000 within five days of executing the agreement. If Mr. Jandt does not remain employed by the Registrant for the entire 36 month Original Term of the Employment Agreement, Mr. Jandt shall repay the Registrant a monthly pro-rated portion of the cash bonus equal to $2,777.78 for each month of the remaining Original Term of the Employment Agreement. (For instance, if Mr. Jandt’s employment ceases after 12 months of service, Mr. Jandt would repay the Registrant an amount equal to 24 months of the cash bonus, which equals $66,666.72.)

•	Furthermore, the Registrant agreed to issue Mr. Jandt’s nominee, PCG Investments, LLC, a signing bonus of 2,300,000 shares of the Registrant’s restricted common stock.
•	Mr. Jandt will be eligible to participate in the Registrant’s Stock Option Plan and Stock Purchase Plan during the term of his employment.
•	In the event the Registrant terminates Mr. Jandt’s Employment Agreement without “cause” (as defined in the Employment Agreement) Mr. Jandt will be paid his base salary, if any, for a two-month period.
•	If Mr. Jandt resigns with “good reason” (as defined in the Employment Agreement), Mr. Jandt shall be paid his base salary, if any, for a one-month period.
•

If the Employment Agreement is terminated for “cause” (as defined in the Employment Agreement), Mr. Jandt shall receive his base salary, if any, and incentive compensation through the date of termination. However, if a dispute arises between the Registrant and Mr. Jandt that is not resolved within 60 days and neither party initiates arbitration, the Registrant has the option to pay Mr. Jandt a lump sum of 2 months base salary, if any, as “severance payment” rather than pay Mr. Jandt’s salary through the date of termination.

•

In the event Mr. Jandt becomes incapacitated by reason of accident, illness, or other disability whereby he is unable to carry on substantially all of his normal duties for a continuous period of 30 days, the Employment Agreement will terminate.

•	In the event Mr. Jandt dies during the term of the Employment Agreement, the Registrant shall pay to the estate of Mr. Jandt any earned salary through the date of his death.

A copy of Mr. Jandt’s Employment Agreement is attached hereto as Exhibit 10.6.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On February 1, 2007, the Registrant authorized the issuance of 5,000 shares of its restricted common stock to an employee as partial compensation for services.

On March 1, 2007, the Registrant agreed to issue 2,300,000 shares of restricted common stock to PCG Investments, LLC, a nominee of Thomas Jandt, pursuant to Mr. Jandt’s Employment Agreement.

On March 1, 2007, the Registrant authorized the issuance of 50,000 shares of its restricted common stock to Stoecklein Law Group and 50,000 shares of its common stock to Accuity Financial Services as retention bonuses for each entity’s services.

On March 3, 2007, the Registrant authorized the issuance of 2,500 shares of its common stock to each of its five directors; Messrs. Davis, Udel, Bunch, Triance and Mangiapane, Jr. (12,500 shares total) as consideration for their services for fiscal 2007. In addition, the Registrant authorized the issuance of 7,500 shares of its common stock to four of its directors; Messrs. Davis, Udel, Bunch and Triance (30,000 shares total) as a longevity bonus for each member’s services as directors.

On March 6, 2007, the Registrant authorized the issuance of 2,500 shares of its common stock to its recently appointed director, Suzanne Herring, as partial compensation for her services as a director.

The Registrant believes that the issuance of the shares described above were exempt from registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Registrant and did not involve a public offering or general solicitation. The recipients of the shares were afforded an opportunity for effective access to files and records of the Registrant that contained the relevant information needed to make their investment decisions, including the Registrant’s financial statements and 34 Act reports. The Registrant reasonably believed that the recipients, immediately prior to granting the shares, had such knowledge and experience in the Registrant’s financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with Registrant’s management on several occasions prior to their investment decisions.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers.

(c) Election of a New Officer

On March 1, 2007, the Registrant’s board of directors appointed Mr. Thomas Jandt as Executive Vice President of Business Development. Mr. Jandt entered into an employment agreement with the Registrant, which is described above under Item 1.01 and is attached as exhibit 10.6 hereto.

Thomas E. Jandt, age 37, recently joined Rubicon’s management as the Executive Vice President of Business Development. Mr. Jandt has over 14 years experience in the financial services markets, serving as an officer, director or manager for corporations in the equity markets and is currently licensed as a stockbroker, investment banker and is considered an expert in the residential lending market.  Prior to joining Rubicon, Mr. Jandt was the Founder and Head of Investment Banking of The Private Client Group, established in 1995, offering securities through Tradeway Securities Group, Inc. Mr. Jandt currently operates The Private Client Group as CEO, now offering securities through Advantage Investment Strategies, Inc. The Private Client Group has successfully managed over $400 million in assets over the past 10 years, has raised over $56 million through their clients and/or institutions in their investor network. Additionally, Mr. Jandt is the Founder and CEO of Accelerate-Financial, Inc., a business development corporation, which was organized in 2003 for the purpose of assisting businesses with marketing, management and creating an appropriate capital structure for companies seeking financing through capital markets. Mr. Jandt is also the Chairman & Founder of Champions & Heroes, a non-profit 501 c 3 charitable foundation, which is a new form of a charitable organization designed and supported with unique intellectual property in software and accounting methods that enable charities to raise more net dollars for their charity than ever before. Mr. Jandt has also served on various boards, such as IPO Protocol.com, Grad Products, Inc., Accelerate-Financial, Inc., PCG Investments, LLC, the Palm Springs Celebrity Golf Classic, Cultural Integration, LLC, Quick Close Loans and U.S. Member Plan.

Mr. Jandt was educated at Cal Poly San Luis Obispo where he was also a member of the Sigma Chi fraternal organization. Mr. Jandt played semi professional baseball for 1 year for the San Luis Blues in 1991 and was also a professional race car driver.

Mr. Jandt is the author of financial editorials, recently published in the Scotsman’s Guide, Best of the Canyons Magazine, Best of Santa

Margarita Magazine, Best of Lake Forest Magazine, Best of Mission Viejo Magazine, American Chronicle, California Chronicle and is most famous for his April 1, 2006 article predicting the real estate market crash relating to the adjustable rate mortgage market, which has garnered him much attention and coverage.

(d) Appointment of a New Director

On March 6, 2007, the Registrant appointed Ms. Suzanne Herring to the Registrant’s board of directors. Ms. Herring has agreed to serve on the Audit Committee and act as the Registrant’s Audit Committee Financial Expert.

Suzanne Herring, age 42, has over 19 years of financial, private and public accounting experience. Ms. Herring has worked as an auditor of public and non-public companies and has served as a chief financial officer for multiple businesses. Further, Ms. Herring has a broad individual and corporate taxation background. Since February 2005, Ms. Herring has been president of Accuity Financial Services (f/k/a Opus Pointe), a Las Vegas, Nevada based consulting firm specializing in providing contract CFO services and internal control compliance and implementation to publicly traded small business issuers. From 1995 to present, Ms. Herring has owned and operated American West Financial Services, a Las Vegas, Nevada based financial and taxation consulting firm. From 2003 through 2005, Ms. Herring was an auditor for a Las Vegas, Nevada based CPA firm, Beckstead and Watts, LLP. Prior to joining Beckstead and Watts, Ms. Herring served as the Chief Financial Officer for a Las Vegas, Nevada based commercial development and construction company. From 1993 to 1995, Ms. Herring served as a staff accountant for Piercy, Bowler, Taylor & Kern CPAs, a Las Vegas, Nevada based CPA firm. In addition, Ms. Herring is a member of the American Institute of Certified Public Accountants (AICPA).

Ms. Herring majored in accounting and minored in finance at the University of Nevada Las Vegas. Further, Ms. Herring serves as a member of the board of directors of Petrol Oil and Gas, Inc., a 34 Act registered company and serves as the Chief Financial Officer of AFV Solutions, Inc., a 34 Act registered company.

Section 8 - Other Events

Item 8.01 Other Events

On February 15, 2007, the Registrant’s Board of Directors established an Audit Committee and approved the Committee’s Charter. The Committee shall be comprised of at least two board members and the initial committee consists of Ms. Herring and Mr. Davis. A copy of the Audit Committee Charter is attached hereto as Exhibit 99.1.

On March 8, 2007, the Registrant issued a press release announcing an additional $1,000,000 financing and the hiring of a Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.2.

On March 15, 2007, the Registrant issued a press release announcing the Acquisition of its first financial services subsidiary. A copy of the press release is attached hereto as Exhibit 99.3.

Section 9 – Financial Statements and Exhibits

Item 9.01 EXHIBITS

Exhibit Number	Description
10.6	Employment Agreement between Rubicon Financial and Thomas Jandt, dated March 1, 2007.
99.1	Rubicon Financial Incorporated Audit Committee Charter
99.2	Press Release Announcing Additional $1,000,000 Financing and Hiring of a Chief Financial Officer, dated March 8, 2007.
99.3	Press Release Announcing Acquisition of its First Financial Services Subsidiary, dated March 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Financial Incorporated

By: /s/ Joseph Mangiapane

Joseph Mangiapane, Jr.,

Chief Executive Officer

Date: March 15, 2007